UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2012

INOVA TECHNOLOGY, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	000-27397	98-0204280
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 W. Sahara Ave. Suite 800 Las Vegas, NV 89102

(Address of principal executive offices)(Zip Code)

800-757-9808

(Registrant's Telephone Number, Including Area Code)

Item 8.01 Other events

On January 3, 2012, Inova Technology, Inc. (the “Corporation”) held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on the election of directors and an amendment to increase the authorized shares.

In the election of directors, as described in the Corporation’s proxy statement relating to the Annual Meeting, three nominees stood for re-election to the Corporation’s three member Board. The results of the voting in the election of directors is as follows:

There was a majority vote 54,578,829 out of 64, 267,378 total votes for Radly and Aunger. Votes against: Radly 160,690 Aunger 151,990.

There was a majority vote 54,629,169 out of 64, 267,378 total votes for Lightman. Votes against: 80,290.

Therefore, Messrs. Radly, Aunger and Lightman were reelected to the Board for a 3 year term.

As to the amendment to increase the authorized shares from 150,000,000 to 500,000,000 there was a majority vote 54,629,169 out of 64,278,378 total votes in favor of the increase. 2,520 votes abstain and 10,006,689 did not vote. Therefore, the amendment passed.

Original items on proxy:

To elect three directors to hold office for a term of three years, or until resignation, or until their respective successors have been elected and qualified.
To authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to increase the number of Common Shares authorized from one hundred and fifty million (150,000,000) shares to five hundred million (500,000,000) shares (to be effective upon filing with the Secretary of State of Nevada.)

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Inova Technology, Inc.

Date: January 31, 2012	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer